FUTURITY VARIABLE UNIVERSAL LIFE INSURANCE

Sun Life Insurance and Annuity Company of New York

One Sun Life Executive Park

SC 1215

Wellesley Hills, MA 02481

FOR

A. PROPOSED INSURED

Name

Address

city State Zip

Social Security Number or Tax Identification Number

Driver's License Number Driver's License State of Issue

Date of Birth Place of Birth

Telephone Number Sex J Male J Female

Permanent U.S. Resident? J Yes J No

U.S. Citizen? J Yes J No

Occupation Employer

Employer's Address

city State Zip

A. SECOND PROPOSED INSURED (Complete only forjoint and survivor variable universal life insurance)

Name

Address

city State Zip

Social Security Number or Tax Identification Number

Driver's License Number Driver's License State of Issue

Date of Birth Place of Birth

Telephone Number Sex J Male J Female

Permanent U.S. Resident? J Yes J No

U.S. Citizen? J Yes J No

Occupation Employer

Employer's Address

city State Zip

UND 14/450-NY SLPC 6580

B. OWNER INFORMATION Check if same as Proposed Insured C. CONTINGENT OWNER INFORMATION

Name Name

Address Address

city city

State Zip State Zip

Relationship to Insured(s) Relationship to Insured(s)

Social Security or Tax Identification No. Social Security or Tax Identification No.

Date of Birth Date of Birth

Trust Date Permanent U.S. Resident? J Yes J No

State Trust Established In U.S. Citizen? J Yes J No

Permanent U.S. Resident? J Yes J No

U.S. Citizen? J YesJ No

D. BENEFICIARY INFORMATION

Name Relationship to Insured(s) Social Security Number

0 Primary

J Primary J Contingent

J Primary J Contingent

Unless otherwise specified, the proceeds will be divided equally among all primary Beneficiaries who survive the Insured(s). If no primary Beneficiary survives the Insured(s), then the proceeds will be divided equally among all contingent Beneficiaries. If no Beneficiary (primary or contingent) is living, then the proceeds will be paid to the owner(s) of the policy, and otherwise to the estate of the last survivor of the owner and beneficiaries.

E. PLAN, AMOUNT, DEATH BENEFIT OPTION

Indicate Variable J Futurity Protector 11 (single life)

Universal Life Plan: J Futurity Accumulator 11 (single life)

J Futurity Survivorship 11 (joint and last survivor)

J Other

Specified Face Amount (excluding Supplemental Benefits)

Select death benefit option:

J Death Benefit Option A (Level)

J Death Benefit Option B (Increasing)

F. SUPPLEMENTAL BENEFITS

J Single Life J Joint and Last Survivor

J Accidental Death Benefit Rider Face Amount $ J Maturity Extension Rider

J Payment of Stipulated Amount Rider $ J Supplemental Insurance Face Amount $

J To age 65 J Other

J To age 70

J Supplemental Insurance Face Amount $ J Other

J Waiver of Monthly Deductions Rider

J Other

This rider does not operate to guarantee that the policy will not lapse.

UND 14/450-NY

G. PREMIUM PAYMENT PLAN

Planned Periodic Premium Amount $ (subject to Company limitations)

Frequency: J Monthly* J Quarterly J Semi-Annually J Annually

* Pre-Authorized Checking Plan Form must be completed.

H. ADVANCED PAYMENT

J Amount paid with application $ (Refer to Temporary Life Insurance Agreement.)

1. CORRECTIONS OR AMENDMENTS (for Company use only)

J. OTHER INSURANCE

Is there insurance in force and/or pending on the Proposed Insured(s) with this or any other company?

J Ye s J No

If yes, complete the following information:

Company Business or Personal Issue year or Pending Total Amount

Proposed Insured:

2n, Proposed Insured:

Has an application for insurance on the life/lives of the Proposed Insured(s) been declined or offered on a basis other than applied for?

J Ye s J No

If yes, provide details:

K. REPLACEMENT INFORMATION

Will any existing life insurance or annuity with this or any other insurance company be replaced, changed or used as a source of premium payment for the insurance applied for? If "yes" provide details and necessary forms J Yes J No

If a replacement is involved, is it intended as an IRC Section 1035 exchange? J Yes J No

L. PLAN USE/SUITABILITY

This policy is intended to be used primarily for (check one):

J Income Replacement J Supplemental Retirement Income J Estate Plan J Charitable Gift

J Split Dollar J Deferred Compensation Plan J Key Person J Bonus Plan

J Business Continuity J Other

1. Total household income $ Total household net worth $

2. Has it been explained that the values and benefits provided by this policy are based on the investment experience of a separate account and may increase or decrease depending upon the investment experience? J Yes J No

3. Has it been acknowledged that the policy, as applied for, is in accord with the insurance and financial objectives which have been expressed? J Yes J No

UND 14/450-NY

M. LIFESTYLE INFORMATION ON PROPOSED INSURED(S)

Proposed Insured2n, Proposed Insured

1. Have you, the Proposed Insured, used tobacco (cigarettes, cigars, chewing tobacco, etc.)

or nicotine-containing products (nicorette gum, nicotine patch, etc.) within the past 12 months? J Yes J No J Yes J No

If yes, provide details*:

2. Have you, the Proposed Insured, previously used tobacco or nicotine products but have J Yes J No J Yes J No since stopped?

If yes, date stopped:

3. Do you, the Proposed Insured, plan to travel or reside outside of the U.S. in the next two years? J Yes J No J Yes J No

If yes, provide details*:

4. Have you, the Proposed Insured, within the past two years flown as a pilot or co-pilot in any J Yes J No J Yes J No type of aircraft?

If yes, an Aviation Questionnaire is required on the Proposed Insured.

5. Have you, the Proposed Insured, within the past two years participated in scuba diving,

parachuting, hang gliding, motorized racing or any hazardous sport? J Yes J No J Yes J No

If yes, additional information may be required.

6. Have you, the Proposed Insured, in the last three years while operating a motor vehicle,

boat or aircraft:

a. been convicted of any moving violations? J Yes J No J Yes J No

b. had an operator's license restricted, suspended or revoked? J Yes J No J Yes J No

c. been convicted of operating under the influence of alcohol and/or drugs? J Yes J No J Yes J No

If yes, provide details*:

N. FAMILY HISTORY OF PROPOSED INSURED(S)

1. Family History of the Proposed Insured(s)

Proposed insured

Age if Living Age at Death State of Health or Cause of Death

Father

Mother

Brother(s)

Sister(s)

2 nd Proposed insured

Age if Living Age at Death State of Health or Cause of Death

Father

Mother

Brother(s)

Sister(s)

2. Have any of the parents, brothers, or sisters of the Proposed Insured(s) had diabetes, heart disease, or high blood pressure? J Ye s J No If yes, provide details*:

You may attach additional paper, if necessary, to explain details.

UND 14/450-NY

0. HEALTH INFORMATION-Complete for non-medical application on Proposed Insured(s)

For all yes responses to questions 3-8 give diagnosis, dates, duration, names and addresses of attending physicians and medical facilities in the space provided at the end of this section.

1. Proposed Insured's height: Proposed Insured's weight:

2 nd Proposed Insured's height: 2 nd Proposed Insured's weight:

2. Name and address of primary physician or health care provider of the Proposed Insured(s):

Proposed Insured 2 nd Proposed Insured

Primary Health Care Provider Medical Specialist seen Primary Health Care Provider Medical Specialist seen

Date last seen: Date last seen:

Reason for visit: Reason for visit:

Proposed Insured 2nd Proposed Insured

3. Have you, the Proposed Insured, had a change of weight of more than 10 pounds within the past 12 months? J Yes J N o J Yes J N o

4. Are you, the Proposed Insured, being treated by diet, drugs, or other means? J Yes J N o J Yes J N o

5. Have you, the Proposed Insured, EVER been diagnosed with or been treated by a physician for:

a. high blood pressure, chest discomfort, stroke, circulatory or heart disorder? J Yes J N o J Yes J N o

b. diabetes, sugar in the urine, thyroid, or other glandular (endocrine) disorder? J Yes J N o J Yes J N o

c . kidney, bladder, urinary, reproductive organ or prostate disorder? J Yes J No J Yes J No

d. protein (albumin), blood or pus in the urine, sexually transmitted disease or venereal disease? J Yes J No J Yes J No

e. cancer, tumor, polyp, or disorder of the skin or breast? J Yes J No J Yes J No

f. asthma, pneumonia, emphysema, or any other respiratory or lung disorder? J Yes J No J Yes J No

g. seizure, convulsion, fainting, loss of consciousness, tremor, paralysis, or other disorder of the nervous system? J Yes J No J Yes J No

h. anxiety, depression, stress, or any other psychological or emotional condition or disorder? J Yes J No J Yes J No

Ii. colitis, hepatitis, ulcers, or other disorders of the stomach, liver or digestive system? J Yes J No J Yes J No

j. arthritis, gout, back or joint pain, bone fracture, or muscle disorder? J Yes J No J Yes J No

k. anemia, bleeding, or blood disorder? J Yes J No J Yes J No

1. Have you, the Proposed Insured, been diagnosed or treated for AIDS or ARC, by a member of the medical profession? J Yes J No J Yes J No

6. Have you, the Proposed Insured:

a. regularly used amphetamines, marijuana, cocaine, hallucinogens, heroin or other drugs except as prescribed by a physician? J Yes J No J Yes J No

b. been treated or counseled for alcoholism or drug abuse? J Yes J No J Yes J No

c. been advised to reduce consumption of alcohol? J Yes J No J Yes J No

7. Do you, the Proposed Insured, have any health symptoms for which a physician has not been consulted or treatment has not been received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling? J Yes J No J Yes J No

UND 14/450-NY

0. HEALTH INFORMATION-Continued I

Proposed Insured 2n, Proposed Insured

8. Other than previously stated, have you, the Proposed Insured, within the past five years:

a. had a check-up, consultation, illness, surgery or been hospitalized? J Yes J N o J Yes J N o

b. had an electrocardiogram, stress or exercise test, X-ray, blood test or other diagnostic test? (Do not include HIV tests.) J Yes J N o J Yes J N o

c. been advised to have, or scheduled, any diagnostic test, hospitalization or surgery which was not completed? (Do not include HIV tests.) J Yes J N o J Yes J N o

PROPOSED INSURED-Details to affirmative answers to questions 3-8c
Question Number	Date	Duration	Diagnosis	Name and Addresses of Attending Physicians and Medical Facilities

2 ND PROPOSED INSURED-Details to affirmative answers to questions 3-8c

Question Number	Date	Duration	Diagnosis	Name and Addresses of Attending Physicians and Medical Facilities

You may attach additional paper, if necessary.

UND 14/450-NY

P. SIGNATURE SECTION

DECLARATIONS

I/we understand and agree that:

1. The information provided in this Application (Part I and Part 11 Medical, if required) is the basis for and becomes part of the insurance policy to which it is attached and is issued as a result of this Application.

2. No registered representative or medical examiner has the authority to make or modify a Sun Life Insurance and Annuity Company of New York ["the Company"] policy, to decide whether anyone proposed for an insurance policy is an acceptable risk or to waive any of the Company's rights or requirements.

3. In accepting a policy, I/we also accept any corrections and amendments made by the Company. No change in plan, amount, benefits, age at issue or classification can be made without my/our written consent; however the Company may change any non-guaranteed elements to the policy at its sole discretion, to the best of my knowledge and belief.

4. Except as provided in a Temporary Life Insurance Agreement having the same number and date as the Application, no insurance requested in this Application will be effective (a) until a policy is issued during the lifetime of the Proposed Insured(s) and (b) until the Company has received the initial premium due on the policy requested, and (c) the statements made in this Application are still complete and true as of the date the policy is delivered.

5. Sales illustrations are available and are used to assist in understanding how the policy could perform over time, under a number of assumptions. I/we acknowledge that rates of return assumed in sales illustrations are hypothetical only and are not estimates or guarantees. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, will be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we also understand that any sales illustration used is not a contract and will not become part of any policy issued by the Company.

6. In connection herewith, it is expressly acknowledged that the policy, as applied for, is suitable for the insurance needs and financial objectives of the undersigned.

I/we declare that the statements and answers in this Application are complete and true to the best of my/our knowledge and belief and believe that they are correctly recorded.

I/we also hereby understand and agree that values and benefits provided by the life insurance policy applied for are based on the investment experience of a separate account and are not guaranteed, such that:

-THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS.

-THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIABLE SUB-ACCOUNTS.

-THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIABLE SUB-ACCOUNTS.

-WITH RESPECT TO THE VARIABLE SUB-ACCOUNTS, THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.

I/we also acknowledge receipt of a current prospectus from the Company for the Futurity variable universal life insurance.

AUTHORIZATION

The Company, its reinsurers, insurance support organizations, and authorized representatives of these companies may need to collect information on a Proposed Insured in regards to this proposed life insurance coverage. The purpose of this authorization is to allow the companies to collect information for the express purpose of determining eligibility for life insurance.

Often the Company is assisted in the retrieval of a prospective client's confidential medical records. Your medical records may be obtained through a third party vendor specializing in the retrieval of medical records, by an independent general agent who has a relationship with the Company and who is working with your sales representative to obtain your life insurance coverage, and by the Company directly from your health care provider. The Company recognizes each of these organizations as professionals who understand and will maintain the privacy and confidentiality of the material they are handling. The Company considers each of these organizations authorized representatives of the Company for the purposes of obtaining these medical records.

Proposed Insured 2 nd Proposed Insured By initialing here I/we, the Proposed Insured(s), acknowledge and confirm receipt of the Pre-Notification Disclosure form detailing the underwriting process, pre-notifications relating to investigative consumer reports, the Medical Information Bureau (MIB, Inc.), and disclosure of my/our blood and/or bodily fluid testing.

Proposed Insured 2 nd Proposed Insured By initialing here I/we, the Proposed Insured(s), authorize the Company to release the entire underwriting file to another insurer's underwriting department if coverage is declined or offered on terms other than as applied for. I/we, the Proposed Insured(s), authorize my/our broker to name the other insurer(s) and understand there may be a fee for the

Company providing this information.

UND 14/450-NY

P. SIGNATURE SECTION-Continued

AUTHORIZATION-Continued

I/we, the Proposed Insured(s), authorize any physician, health care provider, hospital, or other medically related facility, specialized clinics dealing in alcohol or substance abuse, treatment of HIV or AIDS, mental illness, insurance company, the Medical Information Bureau, or other organization, including an Investigative Consumer Reporting Agency, or person that may have any records or knowledge of me/us or my/our health to give such information to the Company, its authorized representatives, or its reinsurers. The information collected may be disclosed to other insurance companiesto which I/we have applied or may apply, reinsurance companies, the Medical Information Bureau, Inc., or other persons or organizations performing business, professional or insurance functions for the Company, or as otherwise legally allowed. I/we acknowledge receipt of copies of the pre-notification relating to investigative consumer reports and the MIB, Inc. (Medical Information Bureau). This authorization is valid for twenty-six (26) months from its date. A photocopy of this authorization shall be as valid as the original.

Signed at on this day of

City/State MonthNear

X X

Signature of Proposed Insured Signature of 2nd Proposed Insured

X X

Signature of Owner (if other than Proposed Insured) Owner's Daytime Telephone Number

X X

Signature of Co-Owner Co-Owner's Daytime Telephone Number

X X

Signature of Witness/Registered Representative Registered Representative State Insurance License Number

Q. REQUEST FOR TAXPAYER IDENTIFICATION AND CERTIFICATION
The INTERNAL REVENUE SERVICE does not require your consent to any provision of this document, other than the certification required to avoid backup withholding.
Owner's Taxpayer Identification (TIN) IS IN For U.S. Payees Exempt
Enter your TIN in the appropriate box. For individuals, this from Backup Withholding is your Social Security Number (SSN) or IRS Individual
Taxpayer Identification Number (ITIN). For other entities, it OR
F is your Employer Identification Number (EIN). If you are a ilEmployer Identification Number Requester's name and address (optional)
Sole Proprietor and have an EIN, you may enter either your 11
EIN or SSN. However, the IRS prefers that you use your SSN.
Certification-Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or, I am waiting for a number to be issued to me), and
2. 1 am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the
Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c)
the IRS has notified me that I am no longer subject to backup withholding, and
3. 1 am a U.S. person (including a U.S. resident alien).
Certification Instructions-You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.
Sign
-Here	Signature of U.S. person Date

UND 14/450-NY

R. FOR REGISTERED REPRESENTATIVE USE ONLY

Proposed Insured 2n, Proposed Insured

1. If the Application was taken on a non-medical basis, were answers from the Proposed

Insured(s) obtained personally and in your presence? J Ye s J No J Yes J No

2. Do the Proposed Insured(s) appear to be in good health? J Ye s J No J Yes J No

3. Are you aware of anything about the lifestyle, habits or driving record of the

Proposed Insured(s) that would have an adverse affect on insurability? J Yes J N o J Yes J N o

If yes, provide details.

4. Previous address of Proposed Insured(s) if moved within the last two years:

5. Will any existing life insurance or annuity with this or any other company be replaced, changed or used as a source of premium payment for the insurance applied for? If "yes", provide details and necessary forms. J Yes J No

6. Based on your reasonable inquiry about the Owner's financial situation, insurance objectives and needs, do you believe that the policy as applied for is suitable for the insurance needs and anticipated financial objectives of the Owner? J Yes J No

7. Proposed Insured's Marital Status: J Single J Married J Divorced J Separated J Other

8. Proposed Insured's Annual Household Income:

J $50,000 or less J $75,001-$100,000 J $150,001-$200,000

J $50,001-$75,000 J $100,001-$150,000 J $200,001 ormore

9. 2 nd Proposed Insured's Marital Status: J Single J Married J Divorced J Separated J Other

10.2 nd Proposed Insured's Annual Household Income:

J $50,000 or less J $75,001-$100,000 J $150,001-$200,000

J $50,001-$75,000 J $100,001-$150,000 J $200,001 ormore

11. Source of prospect:

J Existing Client J Referral J Cold Call J Orphan J Orphan Referral J Direct Mail J Client's Request

12. Registered Representatives who will share commission:

Registered Representative State Insurance Share % Servicing Rep?

License Number (Select One)

J Yes J No

J Yes J No

13. Registered Representative's Broker/Dealer Name

Broker/Dealer Address

city State Zip

Phone Fax

Broker/Dealer Account

14. General Agent General Agent's Broker Dealer (if different)

CERTIFICATION:

I , certify:

Print Registered Representative's Name

1 . (a) that the questions contained in this Application were asked of the Proposed Insured(s) and Owner and correctly recorded; (b) that this Application, report and any accompanying information are complete and true to the best of my knowledge and belief; (c) that I have given the Proposed Insured(s) the Medical Information Bureau, Inc. (MIB, Inc.) and Consumer Report Notices; and (d) that the provisions of the Temporary Life Insurance Agreement, including limitations and exclusions, have been explained to the Owner.

2. (a) that I have reviewed with the Owner all the policy features and have given a current prospectus for the plan of insurance indicated in section E of this Application, and (b) that information regarding the policy applied for and the Owner's financial situation, insurance objectives and needs has been submitted to my Broker/Dealer for suitability review.

3. that evidence as to the identities of the Proposed Insured(s) and the Owner and source of funds has been obtained and recorded under procedures maintained by the institution from which payments will be made.

Date State Insurance License No. Signature of Registered Representative

UND 14/450-NY

Sun Life Insurance and Annuity Company of New York

One Sun Life Executive Park

SC 1215

Wellesley Hills, MA 02481

Proposed Insured 2n, Proposed Insured

1. Within the last three years, have you, the Proposed Insured, consulted a physician or received treatment for cancer, stroke, pneumonia, heart attack or any disease of the heart? J Yes J N o J Yes J N o

2. Have you, the Proposed Insured, within the last 60 days had or been advised to have any diagnostic test, treatment or surgery not yet performed? (Do not include HIV test.) J Yes J N o J Yes J N o

3. Do you, the Proposed Insured, have health symptoms or complaints for which a physician has not yet been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling, etc.? J Yes J N o J Yes J N o

If any of the previous questions has a "Yes" answer, no payment will be accepted. In addition, do not detach receipt.

I/we have read and understand the conditions of the Temporary Life Insurance Agreement and agree that the above statements are complete and true to the best of my/our knowledge and belief and believe that they are correctly recorded.

Signature of Proposed Insured Date Signature of 2,d Proposed Insured Date

Signature of Owner Date

FTEMPORARY LIFE INSURANCE AGREEMENT AND RECEIPT

The Company will provide temporary life insurance coverage on the person proposed for insurance, who has signed the Temporary Life insurance Application, made an advance payment and completed Part I of the application for the policy, subject to the following:

Person Cove red-Cove rage will be provided on (a) the Proposed Insured, or (b) the surviving Insured on a plan which insures two lives and provides a benefit on the death of the surviving Insured.

Start of Coverage-Cove rage begins the date you sign the Temporary Life Insurance Application.

Limitations of Coverage-No coverage will be provided if: (a) any question material to our assessment of the risk on the Temporary Life Insurance Application is not answered completely and truthfully to the best of your knowledge and belief; (b) any question on the Temporary Life Insurance Application is answered "Yes"; or (c) Proposed Insured commits suicide.

Amount and Limitations on Amount-Amount of coverage will be the amount you request in Part I of the Application associated with this Temporary Life Insurance Application subject to limitations. Coverage on any person under this and all other Company Temporary Life Insurance Agreements will be limited to the total coverage provided by such agreements or to $2,000,000 on a single life application or $4,000,000 on a joint and last survivor application, including Accidental Death Benefit, whichever is less. If more than one Application is pending on any person proposed for insurance herein and the total amount of insurance applied for exceeds $2,000,000 on a single life application or $4,000,000 on a joint and last survivor application then the coverage under this Temporary Life Insurance Agreement will be reduced to that proportion of $2,000,000 on a single life application or $4,000,000 on a joint and last survivor application which the amount applied for under Part I of the Application associated with this Temporary Life Insurance Application bears to the total amount applied for under all such Applications for temporary life insurance coverage.

Termination of Coverage-Cove rage will terminate: (a) on written notice from the Company; (b) on the date a policy is issued and the Company has received the balance of any premiums owed; or (c) on the refund of any advance payment made with the applications associated with this Temporary Life Insurance Application; or (d) on the date of your request; or (e) on the ninetieth (90th ) day following the date of the Temporary Life Insurance Application.

Payment of Benefits-If the Proposed Insured dies while covered by this Agreement, the benefit will be paid to the Beneficiary named in the Application for the policy.

Amount Paid-The amount paid, as listed below, will be held by the Company while this Temporary Life Insurance coverage is provided; but this amount is not allocated to any Sub-Account and/or Fixed Account until such date as a policy is issued and the Company receives the balance of any premiums owed. Prior to such date, the Company may deduct Cost of Insurance charges for the period of this Temporary Life Insurance coverage.

The Company acknowledges receipt of $ paid in connection with application for life insurance on the life/lives of dated this day of (month/year).

Name of Owner Signature of Owner

Name of Registered Representative Signature of Registered Representative

Premium checks must be made payable to Sun Life Insurance and Annuity Company of New York.

UND 14/450-TIA-NY . Sun Life Insurance and Annuity Company of New York SLPC 4943

is a member of the Sun Life Financial group of companies

Sun Life Insurance and Annuity Company of New York

One Sun Life Executive Park

SC 1215

Wellesley Hills, MA 02481

Proposed Insured 2n, Proposed Insured

1. Within the last three years, have you, the Proposed Insured, consulted a physician or received treatment for cancer, stroke, pneumonia, heart attack or any disease of the heart? J Yes J N o J Yes J N o

2. Have you, the Proposed Insured, within the last 60 days had or been advised to have any diagnostic test, treatment or surgery not yet performed? (Do not include HIV test.) J Yes J N o J Yes J N o

3. Do you, the Proposed Insured, have health symptoms or complaints for which a physician has not yet been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling, etc.? J Yes J N o J Yes J N o

If any of the previous questions has a "Yes" answer, no payment will be accepted. In addition, do not detach receipt.

I/we have read and understand the conditions of the Temporary Life Insurance Agreement and agree that the above statements are complete and true to the best of my/our knowledge and belief and believe that they are correctly recorded.

Signature of Proposed Insured Date Signature of 2,d Proposed Insured Date

Signature of Owner Date

FTEMPORARY LIFE INSURANCE AGREEMENT AND RECEIPT

The Company will provide temporary life insurance coverage on the person proposed for insurance, who has signed the Temporary Life insurance Application, made an advance payment and completed Part I of the application for the policy, subject to the following:

Person Cove red-Cove rage will be provided on (a) the Proposed Insured, or (b) the surviving Insured on a plan which insures two lives and provides a benefit on the death of the surviving Insured.

Start of Coverage-Cove rage begins the date you sign the Temporary Life Insurance Application.

Limitations of Coverage-No coverage will be provided if: (a) any question material to our assessment of the risk on the Temporary Life Insurance Application is not answered completely and truthfully to the best of your knowledge and belief; (b) any question on the Temporary Life Insurance Application is answered "Yes"; or (c) Proposed Insured commits suicide.

Amount and Limitations on Amount-Amount of coverage will be the amount you request in Part I of the Application associated with this Temporary Life Insurance Application subject to limitations. Coverage on any person under this and all other Company Temporary Life Insurance Agreements will be limited to the total coverage provided by such agreements or to $2,000,000 on a single life application or $4,000,000 on a joint and last survivor application, including Accidental Death Benefit, whichever is less. If more than one Application is pending on any person proposed for insurance herein and the total amount of insurance applied for exceeds $2,000,000 on a single life application or $4,000,000 on a joint and last survivor application then the coverage under this Temporary Life Insurance Agreement will be reduced to that proportion of $2,000,000 on a single life application or $4,000,000 on a joint and last survivor application which the amount applied for under Part I of the Application associated with this Temporary Life Insurance Application bears to the total amount applied for under all such Applications for temporary life insurance coverage.

Termination of Coverage-Cove rage will terminate: (a) on written notice from the Company; (b) on the date a policy is issued and the Company has received the balance of any premiums owed; or (c) on the refund of any advance payment made with the applications associated with this Temporary Life Insurance Application; or (d) on the date of your request; or (e) on the ninetieth (90th ) day following the date of the Temporary Life Insurance Application.

Payment of Benefits-If the Proposed Insured dies while covered by this Agreement, the benefit will be paid to the Beneficiary named in the Application for the policy.

Amount Paid-The amount paid, as listed below, will be held by the Company while this Temporary Life Insurance coverage is provided; but this amount is not allocated to any Sub-Account and/or Fixed Account until such date as a policy is issued and the Company receives the balance of any premiums owed. Prior to such date, the Company may deduct Cost of Insurance charges for the period of this Temporary Life Insurance coverage.

The Company acknowledges receipt of $ paid in connection with application for life insurance on the life/lives of dated this day of (month/year).

Name of Owner Signature of Owner

Name of Registered Representative Signature of Registered Representative

Premium checks must be made payable to Sun Life Insurance and Annuity Company of New York.

UND 14/450-TIA-NY . Sun Life Insurance and Annuity Company of New York SLPC 4943

is a member of the Sun Life Financial group of companies